Exhibit 5.2

November 27, 2012

Thompson Creek Metals Company Inc.

26 West Dry Creek Circle, Suite 810

Littleton, Colorado  80120

Ladies and Gentlemen:

We have acted as special Nevada counsel to Thompson Creek Metals Company Inc., a Canadian corporation (the “Company”), in connection with the issue and sale by the Company of $350,000,000 principal amount of its 9.75% Senior Secured First Priority Notes due 2017 (the “Securities”) pursuant to a prospectus, dated as of May 7, 2012 (the “Base Prospectus”) included in a registration statement on Form S-3 (File No. 333-170232), as amended by a Post-Effective Amendment No. 1 to Form S-3 (as amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), as supplemented by a prospectus supplement, dated as of November 16, 2012 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).  The Securities are being issued pursuant to that certain Indenture, dated as of May 11, 2012 (the “Base Indenture”), by and between the Company and Wells Fargo Bank, National Association, a national banking association, as U.S. trustee (the “U.S. Trustee”), as amended and supplemented by that certain First Supplemental Indenture, dated as of May 11, 2012 (the “First Supplemental Indenture”), by and among the Company, certain direct and indirect wholly-owned subsidiaries of the Company party thereto which are guarantors thereunder (collectively, the “Guarantors”), including Cyprus Thompson Creek Mining Company, a Nevada corporation (“Cyprus”), and Long Creek Mining Company, a Nevada corporation (“Long Creek” and, together with Cyprus, the “Nevada Guarantors”), and the U.S. Trustee, and as further amended and supplemented by that certain Fifth Supplemental Indenture, dated as of November 27, 2012 (the “Fifth Supplemental Indenture” and, together with the First Supplemental Indenture, the “Supplemental Indentures” and, together with the Base Indenture, the “Indenture”), by and among the Company, the Guarantors, the U.S. Trustee and Valiant Trust Company, as Canadian co-trustee (together with the U.S. Trustee, the “Trustees”), and shall be guaranteed on a senior secured basis by each of the Guarantors (the “Guarantees”).

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company and the Nevada Guarantors in connection with the authorization and issuance of the Securities and the Guarantees, all as referenced in the Prospectus.  For purposes of this opinion letter and except to the extent set forth in the numbered opinion paragraphs below, we have assumed that all such proceedings will be timely completed in the manner presently proposed and the terms of such issuance will be in compliance with applicable laws.

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of the Registration Statement, the Prospectus, the Indenture, the articles of incorporation and bylaws, each as amended to date, of the Nevada Guarantors, the resolutions of the board of directors of each of the Nevada Guarantors with respect to the Indenture, and such other documents, agreements, instruments and corporate records, as we have deemed necessary or appropriate for the purpose of issuing this opinion letter.  We have also obtained from officers and other representatives and agents of the Company and the Nevada Guarantors and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of issuing this opinion letter.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) except to the extent set forth in the numbered opinion paragraphs below, each document we have reviewed or which is referenced herein has been duly authorized and has been or will be duly executed and delivered by the parties thereto to the extent due authorization, execution and delivery are prerequisites to the effectiveness thereof; (ii) the obligations of each party set forth in the documents we have reviewed are its valid and binding obligations, enforceable against such party in accordance with their respective terms; (iii) the statements of fact and representations and warranties set forth in the documents we reviewed are true and correct; (iv) each natural person executing a document has sufficient legal capacity to do so; (v) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (vi) all corporate records made available to us by the Nevada Guarantors, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada.  The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada as codified in Chapter 78 of the Nevada Revised Statutes (“Nevada Corporate Law”), and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction.  We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, any state securities or “Blue Sky” laws, rules or regulations.

Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.             Each of the Nevada Guarantors is validly existing and in good standing under the laws of the State of Nevada.

2.             Each of the Nevada Guarantors has the corporate power and authority to execute and deliver the Supplemental Indentures and perform its obligations under the Indenture, including the terms of the Guarantees set forth therein.

3.             The execution and delivery by each of the Nevada Guarantors of the Supplemental Indentures and the consummation of the transactions contemplated by the Indenture, including the issuance of the Guarantees by the Nevada Guarantors, have been duly authorized by each of the Nevada Guarantors.

4.             The execution and delivery by each of the Nevada Guarantors of the Supplemental Indentures and the consummation of the transactions contemplated by the Indenture, including the issuance of the Guarantees by the Nevada Guarantors, do not violate any Nevada Corporate Law.

The opinions expressed herein are based upon the Nevada Corporate Law and the facts in existence as of the date of this opinion letter.  In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective.  No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the caption “Validity of the Securities.”  In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Gibson, Dunn & Crutcher LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Company relating to the Securities and the Guarantees, as filed with the Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP